Exhibit 4.2

THIS NOTE IS A REGISTERED GLOBAL SECURITY WHICH IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT IN THE LIMITED CIRCUMSTANCES PROVIDED BY THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. 87161C AJ4

7.875% Senior Notes due 2019

No A-1

$300,000,000

SYNOVUS FINANCIAL CORP.

SYNOVUS FINANCIAL CORP., a Georgia corporation (the “Company”, which term shall include its successors under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or to registered assigns the principal amount of $300,000,000 (United States Dollars), as revised by the Schedule of Exchanges of Interests in the Global Note, on February 15, 2019, and to pay interest thereon at the rate of 7.875% per annum from February 13, 2012. Interest on the notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes shall accrue from February 13, 2012 or from the most recent date on which interest has been paid to but excluding the Interest Payment Date or maturity date, as applicable; provided, that the first Interest Payment Date shall be August 15, 2012.

Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on February 1 or August 1 next preceding the Interest Payment Date, notwithstanding any transfer or exchange of such Notes after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose which shall be in the Borough of Manhattan, The City of New York or in Jacksonville, Florida, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their last addresses as they appear on the Security Register of the Company, provided that payment shall be made directly to the Holder of the Notes (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, Synovus Financial Corp. has caused this instrument to be duly executed.

Dated: February 13, 2012

SYNOVUS FINANCIAL CORP.

By:
	Name:	Thomas J. Prescott
	Title:	Executive Vice President and Chief Financial Officer

By:
	Name:	Samuel F. Hatcher
	Title:	Executive Vice President, General Counsel and Secretary

This is one of the Notes issued pursuant

to the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

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[Reverse of Note]

7.875% Senior Note due 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INDENTURE. This Note is one of a duly authorized issue of a series of Securities under the Senior Indenture dated as of February 13, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are initially limited in aggregate principal amount to $300,000,000.

2. OPTIONAL REDEMPTION. The Company will have the option to redeem the Notes in whole or in part, at any time, at a redemption price equal to the greater of (A) 100% of the principal amount of the Notes to be redeemed or (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, not including any portion of such payments of interest accrued as of the date on which the Notes are to be redeemed, discounted to the date on which the Notes are to be redeemed on a semiannual basis assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate plus a Redemption Premium equal to fifty (50) basis points, in each case plus accrued and unpaid interest on the Notes to be redeemed to the date on which the Notes are to be redeemed.

“Adjusted Treasury Rate” means the semiannual equivalent yield to maturity of a security whose price is equal to the Comparable Treasury Price, in each case expressed as a percentage of its principal amount.

“Comparable Treasury Price” means, with respect to any date of redemption, the Reference Dealer Quotations for that date of redemption.

“Reference Dealer Quotations” means, as determined by the Company, the average of, with respect to each Reference Dealer and any date of redemption, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that date of redemption, after excluding the highest and lowest of such quotations, unless the Company obtains fewer than four such quotations, in which case the average of all of such quotations.

“Reference Dealers” means (i) J.P. Morgan Securities LLC, and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “ Primary Treasury Dealer”), the Company will substitute thereof another Primary Treasury Dealer, and (ii) three or more other Primary Treasury Dealers selected by the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining maturity of the Notes to be

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redeemed that would be used, at the time of selection and in accordance with customary financial practice, to price new issues of corporate debt securities of comparable maturity to the remaining maturity of the Notes.

“Quotation Agent” means J.P. Morgan Securities LLC, or its successor.

3. NO MANDATORY REDEMPTION. The Notes shall not be subject to any mandatory redemption, sinking fund or analogous provision, and shall not be repayable at the option of a Holder thereof prior to maturity.

4. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder.

5. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged solely as provided in the Indenture. The Company and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or exchange any Note selected for redemption in whole or in part.

6. PERSONS DEEMED OWNERS. The person in whose name any Note shall be registered may be deemed and treated as the absolute owner of such Note for all purposes.

7. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. Any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes (other than any Default in the payment of principal or interest on the Note or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected) may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (ii) to comply with Article 5 of the Indenture, relating to a merger or consolidation or sale of all or substantially all of the Company’s assets; (iii) to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) to evidence and provide for the acceptance of appointment of a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee, pursuant to the requirements of the Indenture; (v) to establish the form or forms or terms of any additional series of Securities; (vi) to provide for uncertificated or Unregistered Securities and to make all appropriate changes for such purpose; and (vii) to make any change that does not materially and adversely affect the rights of any Holder.

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8. DEFAULTS AND REMEDIES. Each of the following is an Event of Default in respect of the Notes: (i) the Company defaults in the payment of the principal of the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, or otherwise; (ii) the Company defaults in the payment of interest on the Notes when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the Notes and such default or breach continues for a period of 90 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or (iv) certain events of bankruptcy or insolvency with respect to the Company.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, the principal amount of all outstanding Notes and any interest accrued thereon will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare the principal amount of all outstanding Notes, and any interest accrued thereon, to be due and payable.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to matters relating to the Notes. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

9. GOVERNING LAW. THIS NOTE AND THE INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE AND THE INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

11. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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12. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

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